UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

BRANDYWINE REALTY TRUST

(Exact name of issuer as specified in charter)

MARYLAND	1-9106	23-2413352
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500 Plymouth Meeting, Pennsylvania 19462 (Address of principal executive offices)

(610) 325-5600 (Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

     On February 26, 2004, we, together with our operating partnership subsidiary, entered into an underwriting agreement (the “Underwriting Agreement,” a copy of which is attached hereto as Exhibit 1.1) with Citigroup Global Markets Inc. (the “Underwriter”) pursuant to which we agreed to sell to the Underwriter an aggregate of 1,600,000 of our common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) at a price of $27.59 per share. We also have granted the Underwriter an option to purchase up to 240,000 additional Common Shares to cover over-allotments.

     We will use the net proceeds from the offering of Common Shares, less estimated expenses of $100,000, to reduce outstanding balances under our revolving credit facility. Closing of the offering of the Common Shares pursuant to the Underwriting Agreement is subject to customary closing conditions.

Item 7.	Financial Statements and Exhibits

Exhibit
1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc. dated February 26, 2004.
5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.

     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

Date: February 26, 2004	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer

     EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Citigroup Global Markets Inc. dated February 26, 2004.
5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares.